KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                          NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100

                                                                             FAX
                                                                  (212) 715-8000

                                                                          ------

                                                          WRITER'S DIRECT NUMBER

                                                                  (212) 715-9100


June 3, 1996


Greg Manning Auctions, Inc.
775 Passaic Ave
West Caldell, New Jersey 07006


Re:     Amendment No. 1 to
Registration Statement on Form S-3


Ladies and Gentlemen:


     We refer to Amendment No. 1 to Registration Statement on Form S-3 (No. 333-1044) (the "Registration Statement"), to be filed by Greg Manning Auctions, Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering by Collectibles Realty Management, Inc. of up to 1,300,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on a delayed or continuous basis.


     In connection herewith, we have reviewed copies of the Restated Certificate of Incorporation and By-laws of the Company, resolutions of the Company's Board of Directors, and we have reviewed such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In such examinations and reviews, we have assumed the genuineness of all signatures on original documents and the conformity to authentic originals of all copies submitted to us as conformed or photostatic copies. We have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company and others.

     We are admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock have been validly authorized and will, when sold in accordance with the terms and conditions of the Registration Statement, be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and reference to our firm under the heading "Legal Matters" in the Prospectus which forms a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

     We are delivering this opinion to the Company, and no person other than the Company may rely upon it.


Very truly yours,



KRAMER, LEVIN, NAFTALIS & FRANKEL